UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32961 (Commission File Number)	22-2769024 (IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio (Address of principal executive offices)	44131 (Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective December 10, 2008, CBIZ, Inc. (the “Company”) entered into an Amendment to the Credit Agreement dated as of December 10, 2008 (the “the Amendment”), by and among the Company, Bank of America, N.A., as administrative agent (the “Agent”), and the other participating banks. The Amendment serves to increase the commitment from $150 million to $214 million, with an accordion feature of up to a total of $250 million.
A copy of the Amendment is filed herewith as Exhibit 10.1, and a copy of the press release announcing the Amendment is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment No. 5 to Credit Agreement, dated as of December 10, 2008, by and among CBIZ, Inc., the several financial institutions from time to time party to the Credit Agreement and Bank of America, N.A., as administrative agent.

99.1	Press Release of CBIZ, Inc. dated December 11, 2008 announcing Amendment No. 5 to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2008	CBIZ, INC.
	By:	/s/ Ware H. Grove
		Name:	Ware H. Grove
		Title:	Chief Financial Officer

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